Exhibit 10.36
EXECUTION COPY
Clear Channel Worldwide Holdings, Inc.
9.25% Series A Senior Notes Due 2017
9.25% Series B Senior Notes Due 2017
Purchase Agreement
December 18, 2009
Goldman, Sachs & Co.,
     As representative of the several Purchasers
     named in Schedule I
hereto, 85 Broad Street, New
York, New York 10004
Ladies and Gentlemen:
Clear Channel Worldwide Holdings, Inc., a Nevada corporation (the “Issuer”), an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $500.0 million principal amount of 9.25% Series A Senior Notes Due 2017 (the “2017 A Notes”) and an aggregate of $2.0 billion principal amount of 9.25% Series B Senior Notes Due 2017 (the “2017 B Notes” and, together with the 2017 A Notes, the “Securities”). The Securities will be guaranteed as to the payment of principal, premium, if any, and interest by the Company, Clear Channel Outdoor, Inc. (“CCOI”) and each of the subsidiaries of the Company named in Schedule II hereto (the Company, CCOI and such subsidiaries, the “Guarantors”, and such guarantees, the “Guarantees”).
1.	Each of the Issuer and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the each of the Purchasers that:
(a)	A preliminary offering circular, dated December 18, 2009 (the “Preliminary Offering Circular”), and an offering circular, dated December 18, 2009 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 2:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule IV hereto (collectively, the “Pricing Disclosure Package”), taken together as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(i)) listed on Schedule III hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(c)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, except as described in the Offering Circular or except to the extent that the failure to have good and marketable title to any real or personal property would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; all such real property and personal property is free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing in such other jurisdictions would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(f)	The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing in such other jurisdictions would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole; and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(g)	Each Guarantor that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each Guarantor that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; and each Guarantor that is a limited partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; each Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing in such other jurisdictions would not have a material adverse effect on such Guarantor;

(h)	The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated by the Trustee, issued and delivered and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the indenture related to the 2017 A Notes, to be dated as of December 23, 2009 (the “Series A Indenture”) or the indenture related to the 2017 B Notes, to be dated as of December 23, 2009 (the “Series B Indenture” and, together with the Series A Indenture, the

“Indentures”), in each case, among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued; the Indentures have been duly authorized and, when executed and delivered by the Issuer, the Guarantors and the Trustee, the Indentures will constitute valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indentures will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(j)	Each Guarantor has duly authorized its Guarantee and, when issued and delivered pursuant to this Agreement and the Indentures, will have been duly executed, issued and delivered and will constitute a valid and binding obligation of the related Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantees will conform to the description thereof in the Pricing Disclosure Package and the Offering Circular;

(k)	The Exchange and Registration Rights Agreement related to the 2017 A Notes, to be dated as of December 23, 2009 (the “ Series A Registration Rights Agreement”) and the Exchange and Registration Rights Agreement related to the 2017 B Notes, to be dated as of December 23, 2009 (the “Series B Registration Rights Agreement” and, together with the Series A Registration Rights Agreement, the “Registration Rights Agreements”), which will be substantially in the form previously delivered to you, have been duly authorized and as of the Time of Delivery (as defined herein) will have been duly executed and delivered by the Issuer and the Guarantors and will constitute valid and legally binding agreements enforceable against the Issuer and the Guarantors in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Registration Rights Agreements will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(I)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(m)	Prior to the date hereof, neither the Issuer, the Guarantors nor any of their respective affiliates has taken any action which is designed to or which has constituted or which could have been reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or any Guarantor in connection with the offering of the Securities and the Guarantees;

(n)	The issue and sale of the Securities and the Guarantees and the compliance by the Issuer and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indentures, the Registration Rights Agreements and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other applicable organizational documents of the Issuer or any of the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the issue and sale of the Securities and the Guarantees or the consummation by the Issuer and the Guarantors of the transactions contemplated by this Agreement, the Indentures or the Registration Rights Agreements, except for the filing of a registration statement by the Issuer with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(o)	Neither the Issuer nor any of the Guarantors is in violation of its Certificate of Incorporation or By-laws or other applicable organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(p)	The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, under the caption “Certain U.S. Federal Income Tax Considerations”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q)	Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r)	When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system;

(s)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(t)	Neither the Issuer nor any of the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, is required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)	Neither the Issuer, the Guarantors nor any of their affiliates nor any person acting on behalf of any of them (other than the Purchasers about which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf in connection with Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), if any, has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(v)	Within the preceding six months, none of the Issuer, the Guarantors or any person acting on behalf of the Issuer or the Guarantors has offered or sold to any person any Securities or Guarantees, or any securities of the same or a similar class as the Securities or Guarantees, other than Securities and Guarantees offered or sold to the Purchasers hereunder. The Issuer and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or Guarantees or any substantially similar security issued by the Issuer, within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Guarantees in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(w)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of December 31, 2008, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(x)	Since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of September 30, 2009;

(z)	The Issuer, the Guarantors and each of their respective subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Pricing Circular, except to the extent that the failure to have any such license, franchise, permit, authorization, approval, order or concession would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(aa)	The Guarantors listed on Schedule II, other than the Company, together with the Issuer, constitute on the date hereof and on the Closing Date all of the direct and indirect wholly-owned subsidiaries of the Company incorporated or otherwise organized within the United States; and

(bb)	Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(cc)	The Indentures will comply in all material respects with the Trust Indenture Act of 1939, as amended.

(dd)	Except as otherwise disclosed in the Offering Circular, none of the foreign subsidiaries of Clear Channel Communications, Inc. is a borrower under (i) the Credit Agreement, dated as of May 13, 2008, among Clear Channel Communications, Inc. (as successor to BT Triple Crown Merger Co., Inc.), the Subsidiary Co-Borrowers party thereto, the Foreign Subsidiary Revolving Borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent and the other agents party thereto, as amended by Amendment No. 1 dated as of July 9, 2008 and Amendment No. 2, dated as of July 28, 2008 or (ii) the Credit Agreement, dated as of May 13, 2008, among Clear Channel Communications, Inc. (as successor to BT Triple Crown Merger Co., Inc.), the Subsidiary Borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent and the other agents party thereto, as amended by Amendment No. 1 dated as of July 9, 2008 and Amendment No. 2, dated as of July 28, 2008.
2.	Subject to the terms and conditions herein set forth, the Issuer and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuer and the Guarantors, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from December 23, 2009 to the Time of Delivery hereunder, the principal amount of Securities (including the Guarantees thereof) set forth opposite the name of the Purchaser in Schedule I hereto. Concurrently therewith, CCOI shall be required, and hereby agrees, to pay to Goldman, Sachs & Co., on behalf of the Purchasers, an amount equal to 1.75% of the principal amount of the Securities.

3.	Upon the authorization by you of the release of the Securities and Guarantees, the Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular, and each Purchaser hereby represents and warrants to, and agrees with the Issuer, the Company and the other Guarantors that:
(a)	It will offer and sell the Securities only: (i) to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an “accredited investor” within the meaning of Rule 501 under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
4. (a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuer with The Depository Trust Company (“DTC”) or its designated custodian. The Issuer and the Guarantors will deliver the Securities and the Guarantees to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Issuer will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019-7475 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 23, 2009 or such other time and date as Goldman, Sachs & Co. and the Company or Issuer may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(h) hereof, will be delivered at such time and date at the Closing Location, and the Securities and the Guarantees will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.	Each of the Issuer and the Guarantors, jointly and severally, agrees with each of the Purchasers:
(a)	To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Issuer nor the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Issuer or the Company that are substantially similar to the Securities or the Guarantees without the prior written consent of Goldman, Sachs & Co.;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to the holders of the Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)	During the period of one year after the Time of Delivery, the Issuer and the Guarantors will not, and will not permit any of their respective “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them; and

(i)	To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”.
6.
(i) Each of the Issuer and the Guarantors, jointly and severally, represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);
(ii) Each Purchaser represents and agrees that, without the prior written consent of the Company and Goldman, Sachs & Co., such consent not to be unreasonably withheld, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(iii) Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III hereto.
7.	Each of the Issuer and the Guarantors, jointly and severally, covenant and agree with the several Purchasers that the Issuer and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among the Purchasers, this Agreement, the Indentures, the Registration Rights Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indentures, the Securities and the Guarantees; (vii) all costs and expenses of the Issuer, the Guarantors and the Initial Purchasers related to any roadshows or investor presentations, including, without limitation, the costs of printing or producing any investor presentation materials; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuer and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuer and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)	You shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(b)	(i) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, (ii) Akin Gump Strauss Hauer & Feld LLP, counsel for Clear Channel Communications, Inc., shall have furnished to you their written opinion (iii) Lionel Sawyer & Collins, counsel for the Issuer and certain Guarantors, shall have furnished to you their written opinion and (iv) Dechert LLP, counsel for certain Guarantors, shall have furnished to you their written opinion, in the case of each of clauses (i)-(iv), in form and substance satisfactory to you, dated the Time of Delivery and to the effect set forth in Annex II hereto.

(c)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance previously agreed to by you;

(d)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and
(ii) Since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(g)	The Purchasers shall have received a counterpart of each Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuer and each Guarantor; and

(h)	The Issuer and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuer and the Guarantors reasonably satisfactory to you as to the accuracy of the representations and warranties of the Issuer and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Issuer and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

(i)	The Issuer shall have furnished or caused to be furnished to you certificates of foreign qualifications of the Issuer and each of the Guarantors with respect to each of the jurisdictions in which such entities are qualified to do business as set forth on Schedule V.
9.	(a) The Issuer and the Guarantors will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Issuer nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.
(b)	Each Purchaser will indemnify and hold harmless the Issuer and each Guarantor against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Issuer and the Guarantors for any legal or other expenses reasonably incurred by the Issuer and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Issuer and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Issuer and the Guarantors under this Section 9 shall be in addition to any liability which the Issuer or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective

Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer or any Guarantor and to each person, if any, who controls the Issuer or any Guarantor within the meaning of the Act.
10.	(a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuer that you have so arranged for the purchase of such Securities, or the Issuer notifies you that it has so arranged for the purchase of such Securities, you or the Issuer shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuer agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuer as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuer as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser, the Issuer or any Guarantor, except for the expenses to be borne by the Issuer, the Guarantors and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
11.	The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuer or the Company, or any officer or director or controlling person of the Issuer or the Company, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any Guarantor shall then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuer as provided herein, the Issuer and the Guarantors, jointly and severally, will reimburse the Purchasers through you for all expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Issuer nor any Guarantor shall then be under any further liability to any Purchaser except as provided in Sections 7 and 9 hereof; provided, however, if the Securities are not delivered by or on behalf of the Issuer because of a failure of a condition set forth in clause (i), (iii), (iv) or (v) of Section 8(f), neither the Issuer nor any Guarantor shall be required to reimburse any Purchaser for any expenses, including fees and disbursements of counsel.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you.

14.	All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department; and if to the Issuer or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Issuer by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.	In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.

16.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuer, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuer and the Guarantors and each person who controls the Issuer or the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

17.	Time shall be of the essence of this Agreement.

18.	The Issuer and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Issuer or the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Issuer or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Issuer or the Guarantors on other matters) or any other obligation to the Issuer and the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Issuer and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and the Guarantors agree that they will not claim that a Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantors, in connection with such transaction or the process leading thereto.

19.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof; provided, however, that this Agreement does not supersede any engagement letter entered into by any Purchaser and the Company or any of its affiliates in connection with the offering of the Securities and the transactions relating thereto, all of which shall remain in full force and effect.

20.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.	The Issuer, the Guarantors and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.	Notwithstanding anything herein to the contrary, the Issuer and the Guarantors (and the Issuer’s and the Guarantors’ employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Issuer or the Guarantors relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us one for the Issuer and the Representative plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Issuer and the

Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Remainder of page intentionally left blank]

Very truly yours,

Clear Channel Worldwide Holdings, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Executive Vice President, Chief
Financial Officer, Secretary

Clear Channel Outdoor Holdings, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

Clear Channel Outdoor, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

Clear Channel Adshel, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

1567 Media LLC

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer
[Purchase Agreement]

Clear Channel Spectacolor, LLC

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

Clear Channel Taxi Media, LLC

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

Clear Channel Outdoor Holdings Company Canada

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

Outdoor Management Services, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer

In-ter-space Services, Inc.

By:	/s/ Randall T. Mays Name: Randall T. Mays
Title: Chief Financial Officer
[Purchase Agreement]

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)

as Representative of the several Purchasers
[Purchase Agreement]

Schedule I

	Principal	Principal
	Amount of	Amount of
	Series A Notes	Series B Notes
	to be	to be
Purchaser	Purchased	Purchased
Goldman, Sachs & Co.	$200,000,000	$800,000,000
Citigroup Global Markets Inc.	100,000,000	400,000,000
Morgan Stanley & Co. Incorporated	70,000,000	280,000,000
Credit Suisse Securities (USA) LLC	35,000,000	140,000,000
Deutsche Bank Securities Inc.	35,000,000	140,000,000
Moelis & Company LLC	35,000,000	140,000,000
Banc of America Securities LLC	12,500,000	50,000,000
Barclays Capital Inc.	12,500,000	50,000,000

Total	$500,000,000	$2,000,000,000

SCHEDULE II
GUARANTORS
1567 Media LLC
Clear Channel Adshel, Inc.
Clear Channel Outdoor Holdings Company Canada
Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor, Inc.
Clear Channel Spectacolor, LLC
Clear Channel Taxi Media, LLC
In-ter-space Services, Inc.
Outdoor Management Services, Inc.

SCHEDULE III
Approved Supplemental Disclosure Documents:
Company Supplemental Disclosure Documents:
1. Series A Senior Notes Pricing Supplement, dated as of December 18, 2009, attached as Schedule IV hereto.
2. Series B Senior Notes Pricing Supplement, dated as of December 18, 2009, attached as Schedule IV hereto.
Purchaser Supplemental Disclosure Documents:
None.

SCHEDULE IV
[Attached behind this page]

PRICING SUPPLEMENT OF CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
This Pricing Supplement is qualified in its entirety by reference to Clear Channel Worldwide Holdings, Inc.’s Confidential Preliminary Offering Circular dated December 11, 2009, as modified by the Confidential Preliminary Offering Circular dated December 18, 2009 (as so modified, the “Preliminary Offering Circular”). The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular.
Series A Senior Notes

Issuer:	Clear Channel Worldwide Holdings, Inc.
Security Description:	Senior Notes
Distribution:	144A/Reg S with Registration Rights
Maturity:	December 15, 2017
Face Amount:	$500,000,000
Gross Proceeds:	$500,000,000
Coupon:	9.250%
Price to Public:	100.000%
Yield to Maturity:	9.250%
Settlement Date:	December 23, 2009 (T+3)
Interest Payment Dates:	June 15 and December 15, beginning June 15, 2010
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price
December 15, 2012	106.93750%
December 15, 2013	104.6250%
December 15, 2014	102.31250%
December 15, 2015 and thereafter	100.000%

Equity Clawback:	Prior to December 15, 2012 may redeem up to 35.00% at 109.250%
Spread to Treasury:	602
Reference Treasury:	4.25% UST due November 15, 2017
Joint Book-Running Managers:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Co-Managers:	Banc of America Securities LLC
Barclays Capital Inc.
Moelis & Company Inc.

CUSIP/ISIN:	144A	Reg S
	CUSIP: 18451Q AA6	CUSIP: U18294 AA3
	ISIN: US18451QAA67	ISIN: USU18294AA32

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Series A Senior Notes and the Series B Senior Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

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PRICING SUPPLEMENT OF CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
This Pricing Supplement is qualified in its entirety by reference to Clear Channel Worldwide Holdings, Inc.’s Confidential Preliminary Offering Circular dated December 11, 2009, as modified by the Confidential Preliminary Offering Circular dated December 18, 2009 (as so modified, the “Preliminary Offering Circular”). The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular.
Series B Senior Notes

Issuer:	Clear Channel Worldwide Holdings, Inc.
Security Description:	Senior Notes
Distribution:	144A/Reg S with Registration Rights
Maturity:	December 15, 2017
Face Amount:	$2,000,000,000
Gross Proceeds:	$2,000,000,000
Coupon:	9.250%
Price to Public:	100.000%
Yield to Maturity:	9.250%
Settlement Date:	December 23, 2009 (T+3)
Interest Payment Dates:	June 15 and December 15, beginning June 15, 2010
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price
December 15, 2012	106.93750%
December 15, 2013	104.6250%
December 15, 2014	102.31250%
December 15, 2015 and thereafter	100.000%

Equity Clawback:	Prior to December 15, 2012 may redeem up to 35.00% at 109.250%
Spread to Treasury:	602
Reference to Treasury:	4.25% UST due November 15, 2017
Joint Book-Running Managers:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Co-Managers:	Banc of America Securities LLC
Barclays Capital Inc.
Moelis & Company Inc.

CUSIP/ISIN:	144A	Reg S
	CUSIP: 18451Q AB4	CUSIP: U18294 AB1
	ISIN: US18451QAB41	ISIN: USU18294AB15

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Series A Senior Notes and the Series B Senior Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

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SCHEDULE V
CERTIFICATES OF FOREIGN QUALIFICATIONS

Jurisdiction of
	Formation/Incorporation	States Qualified
ISSUER

Clear Channel Worldwide Holdings, Inc.	Nevada	N/A

GUARANTORS

Clear Channel Outdoor Holdings, Inc.	Delaware	DC

Clear Channel Outdoor, Inc.	Delaware	AZ, DC, NE, MA, NJ, IN, MI, GA, AL, MN, AK, TN, NC, VA, ND, VT, WA, OK, NH, NM, PA, SC, WI, NY, SD, CA, TX, MT, WY, CT, FL, KY, IL, LA, MO, MS, OH, CO, MD, ID, UT, AR, KS, ME, IA, NV, OR, WV

Clear Channel Adshel, Inc.	Delaware	DC

1567 Media LLC	Delaware	NY

Jurisdiction of
	Formation/Incorporation	States Qualified

Clear Channel Spectacolor, LLC	Delaware	NJ, NV, NY

Clear Channel Taxi Media, LLC	Delaware	AZ, DC, MA, MI, NV, GA, WA, NY, TN, RI, CA, TX, FL, UT, MO, IL, MD, PA

Clear Channel Outdoor Holdings Company Canada	Delaware	N/A

Outdoor Management Service, Inc.	Nevada	N/A

In-ter-space Services, Inc.	Pennsylvania	NE, MA, NJ, IN, MI, GA, AL, MN, AK, TN, NC, VA, OR, ND, VT, WA, OK, NV, NH, WV, NM, SC, WI, NY, SD, CA, TX, ME, MT, OH, CO, CT, FL, KY, ID, IL, AR, KS, LA, MO, IA, MS, PA, AZ, MD

ANNEX I
(1)	The Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuer.

(2)	Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)	The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

ANNEX II (i)
FORM OF LEGAL OPINION OF ROPES & GRAY LLP
     Each Covered Guarantor listed on Schedule I hereto under the heading “Delaware Corporations” (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate Power to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to conduct its business as described in the Offering Circular.
     Each of the Covered Guarantors listed on Schedule I hereto under the heading “Delaware Limited Liability Companies” (a) is a limited liability company validly existing and in good standing under the laws of the State; of Delaware and (b). has the limited liability company power under its certificate of formation, its limited liability company agreement and the Delaware Limited Liability Company Act execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to conduct its business as described in the Offering Circular.
     The Indentures have been duly authorized, executed and delivered by each of the Covered Guarantors. Each Indenture constitutes a valid and binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.
     Assuming due execution and authentication by the Trustee in the manner provided for in the Indentures, the Notes, when delivered against payment of the consideration therefor in accordance with the Purchase Agreement, constitute the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.
     The Guarantees have been duly authorized by each of the Covered Guarantors, and assuming that the Notes have been issued, authenticated and delivered against payment of the consideration therefor in accordance with the terms of the Purchase Agreement, the Guarantees constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.
     The Registration Rights Agreements have been duly authorized, executed and delivered by each of the Covered Guarantors. Each Registration Rights Agreement constitutes a valid and binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.
     The Purchase Agreement has been duly authorized, executed and delivered by each of the Covered Guarantors.
     The Proceeds Loan Agreements have been duly authorized, executed and delivered by CCOI . Each Proceeds Loan Agreement constitutes a valid and binding obligation of each of CCOI and the Issuer, enforceable against each of them in accordance with its terms.

     Each of the Intercompany Amendments has been duly authorized, executed and delivered by CCOH.
     Neither the Issuer nor any Guarantor is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
     The execution and delivery by each Covered Guarantor of each of the Transaction Documents to which it is a party and the issuance and sale of the Guarantees by the Covered Guarantors will not violate or require the repurchase of securities under the charter or by-laws or limited liability company agreement, as applicable, of any of the Covered Guarantors. The execution and delivery by CCU, the Issuer and each Guarantor of each of the Transaction Documents to which it is a party and the issuance and sale of the Notes by the Issuer and of the Guarantees by the Guarantors will not (a) violate any Covered Laws or (b) result in a breach or violation of, or constitute a default under any of the agreements, instruments, court orders, judgments or decrees listed on Scheduler IV hereto. With regard to clause (a) above, we do not express any opinion as to compliance with state securities or “Blue Sky” laws or as to compliance with the antifraud provisions on federal or state securities laws.
     No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under the Covered Laws for the execution and delivery by CCU, the Issuer or any of the Guarantors of the Transaction Documents to which it is a party, or the issuance and delivery of the Notes or the Guarantees, except (i) such as may have beep obtained or made or as may be required under state securities or “Blue Sky” laws and (ii) as may be required under federal or state securities or “Blue Sky” laws in connection with the registration statement to be filed to exchange any and all of each series of Notes for a like aggregate principal amount of new notes (the “Exchange Notes”) or any registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Notes and declared effective under the Act, as contemplated by the Registration Rights Agreement.
     Assuming the accuracy of the representations and warranties of the Issuer, the Guarantors and the Initial Purchasers set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by the Purchase Agreement and the Offering Circular to register the offer or sale of the Notes or the Guarantees under the Act or to qualify the Indenture under the Trust Indenture Act, it being understood that we express no opinion as to any resale of Notes subsequent to the initial resale thereof by the Initial Purchasers.
     We are not representing CCOH or any of its Subsidiaries-in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

ANNEX II (ii)
FORM OF LEGAL OPINION OF TEXAS COUNSEL
     The Company is validly existing as a corporation in good standing under the laws of Texas and has the power and authority to execute, deliver and perform its obligations under the Intercompany Amendments and to own its properties and conduct its business as described in the Annual Report on Form 10-K for CC Media Holdings, Inc. for the fiscal year ended December 31, 2008.
     The Intercompany Amendments have been duly authorized, executed, and delivered by the Company.
     The Intercompany Amendments to which it is a party, constitutes the valid and binding obligation of each of the Company, Clear Channel Outdoor, and CCOH, enforceable against each of the Company, Clear Channel Outdoor, and CCOH in accordance with their terms.
     The execution, delivery, and performance of the Intercompany Amendments to which the Company, Clear Channel Outdoor or CCOH is a party, by the Company, Clear Channel Outdoor, or CCOH, will not result (a) in a violation of any law, rule or regulation that is an Included Law (as defined below), (b) in a violation of any Reviewed Order, or (c) in a violation of the articles of incorporation or bylaws of the Company.
     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Intercompany Amendments to which the Company, Clear Channel Outdoor or CCOH is a party, by the Company, Clear Channel Outdoor, or CCOH, and the performance by the Company, Clear Channel Outdoor, or CCOH, of its obligations under the Intercompany Amendments to which it is a party, except for those which have already been obtained and are in full force and effect, except (i) Filings necessary in order to obtain and maintain perfection of liens, (ii) routine Filings necessary in connection with the conduct of the business of the Company, Clear Channel Outdoor or CCOH, as applicable, (iii) Filings necessary in connection with the exercise of remedies under the Intercompany Amendments, (iv) such other Filings as have been obtained or made, (v) Filings required under Federal and state securities laws, (vi) Filings related to environmental matters, ERISA matters, taxes, and intellectual property, and (vii) Filings required to maintain corporate and similar standing and existence.

ANNEX II (iii)
FORM OF LEGAL OPINION OF NEVADA COUNSEL
     Each of the Issuer and the Nevada Guarantor is a corporation, duly incorporated and validly existing as a corporation in good standing under the laws of the State of Nevada.
     Each of the Issuer and the Nevada Guarantor has the corporate power and authority to own its properties and conduct its business as currently conducted and to execute, deliver and perform the Transaction Documents to which it is a party.
     Each of the Issuer and Nevada Guarantor has duly authorized, executed and delivered each Transaction Document to which it is a party.
     The execution, delivery and performance by each of the Issuer and Nevada Guarantor of the Transaction Documents to which it is a party and the compliance by each of the Issuer and Nevada Guarantor with all of the Transaction Documents to which it is a party and the consummation of the transactions therein contemplated will not conflict with, result in violation of, or constitute a default under (a) the provisions of the Articles of Incorporation or By-laws of the Issuer or Nevada Guarantor, (b) any Nevada law or regulation or (c) to our actual knowledge, any judgment, writ, injunction, decree, order or ruling of any Nevada court or governmental authority binding on the Issuer or Nevada Guarantor or any agreement to which the Issuer or Nevada Guarantor is a party.
     No consent, approval, waiver, license, or authorization or other action by or filing with any Nevada governmental authority is required on the part of the Issuer or Nevada Guarantor in connection with the consummation by the Issuer or Nevada Guarantor of the transactions contemplated to be performed pursuant to the Transaction Documents or the execution, delivery and performance by the Issuer or Nevada Guarantor of their respective obligations thereunder.

ANNEX II (iv)
FORM OF LEGAL OPINION OF PENNSYLVANIA COUNSEL
     The Pennsylvania Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and corporate authority to conduct its business as it is, to our knowledge, currently conducted.
     The Pennsylvania Guarantor has all requisite corporate power and corporate authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.
     The execution, delivery and performance by the Pennsylvania Guarantor of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Pennsylvania Guarantor.
     The Transaction Documents have been duly executed and delivered by the Pennsylvania Guarantor.
     The execution and delivery by the Pennsylvania Guarantor of the Transaction Documents and the consummation of the transactions contemplated thereby, do not (a) violate the provisions of its Articles of Incorporation and Bylaws or (b) violate the provisions of the state laws of the Commonwealth of Pennsylvania applicable to it.
     No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the Commonwealth of Pennsylvania is required on the part of the Pennsylvania Guarantor for the execution or delivery by it of the Transaction Documents or for the consummation by it of the transactions contemplated thereby.